Exhibit 99.3

Courier Will Close Book-mart Press

Weak Economy Forces Consolidation of Redundant Operations

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--January 12, 2009--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced its decision to close Book-mart Press, Inc., a short-run manufacturing subsidiary in North Bergen, New Jersey, and consolidate its one-color printing operations into other Courier facilities. Acquired by Courier in 1997, Book-mart Press has 72 employees and approximately $7 million in annual sales. Between a weak economy and a changing competitive environment, Book-mart’s capabilities had become increasingly redundant with those of other Courier plants. The company estimates that the plant closing will be completed within the next 60 days, and that severance expenses and other related costs will total approximately $2 million ($0.10 per diluted share) over the next two quarters.

“We deeply regret having to make this announcement at such a troubled time in our national economy,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Yet it is that very circumstance that has made this action imperative. We appreciate the loyalty and professionalism of Book-mart’s employees through the years, and we are determined to make every effort to help them through this inevitably painful transition. At the same time, I want to reassure Book-mart’s customers that their work will remain in good hands at our other manufacturing plants, and our commitment to outstanding service is undiminished.”

About Courier Corporation

Courier Corporation publishes, prints and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two lines of business: full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com

Forward-Looking Information

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, changes in environmental regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
Courier Corporation
James F. Conway III, Chairman,
President and Chief Executive Officer
or
Peter M. Folger
Senior Vice President and
Chief Financial Officer
978-251-6000
www.courier.com